Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 600 East 96th Street, Suite 600 Indianapolis, Indiana 46240 +1 317 569 9600 main +1 317 569 9600 fax

November 2, 2026

V2X, Inc.

2100 Reston Parkway, Suite 300
Reston, Virginia 20191

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Indiana counsel to V2X, Inc., an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to the registration of an unlimited amount of (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”); (ii) shares of preferred stock of the Company which, solely for the purpose of any statute or regulation imposing any fee or tax based upon the Company’s capitalization, have a par value of $0.01 per share (the “Preferred Shares”) in one or more series or class, which may be convertible into Common Shares; (iii) one or more series of debt securities consisting of debentures, notes or other evidences of indebtedness representing senior, senior unsubordinated or unsubordinated obligations and/or convertible or exchangeable obligations of the Company (the “Debt Securities”); (iv) warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”); and (v) units of the Company consisting of any combination of the foregoing (the “Units”), to be offered and sold from time to time pursuant to Rule 415 under the Securities Act. The Common Shares, the Preferred Shares, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.”

Any Common Shares are to be issued under the Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”).  Any series of Preferred Shares is to be issued under the Articles of Incorporation and one or more articles of amendment thereto approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Indiana (each, “Articles of Amendment”). Any Debt Securities are to be issued pursuant to an Indenture (the “Indenture”), to be dated on or about the date of the first issuance of Debt Securities, by and between the Company and a trustee to be named therein (the “Trustee”), the form of which is filed as Exhibit 4.5 to the Registration Statement. Any Warrants are to be issued pursuant to a warrant agreement (including, if applicable, a form of certificate evidencing the Warrants) (the “Warrant Agreement”), to be dated on or about the date of the first issuance of Warrants thereunder, by and between the Company and a financial institution identified therein as the warrant agent (the “Warrant Agent”), which Warrant Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement. Any Units are to be issued pursuant to a unit agreement (including, if applicable, a form of certificate evidencing the Units) (the “Unit Agreement”), to be dated on or about the date of the first issuance of Units thereunder, by and between the Company and a financial institution identified therein as the unit agent (the “Unit Agent”), which Unit Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement. The Articles of Incorporation, each Articles of Amendment, the Indenture, each Warrant Agreement and each Unit Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

V2X, Inc.	-2-	November 2, 2026

In connection with this opinion we have examined the Articles of Incorporation and the Second Amended and Restated By-Laws of the Company (the “By-Laws”), each as amended as of the date hereof, the Registration Statement, the form of Indenture and the proceedings taken by the Company in connection with the authorization of the Securities and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, instruments, certificates of public officials and representatives of the Company and other documents as we deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion letter.

Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any offering of Common Shares, including Common Shares issuable in exchange for or upon conversion of Preferred Shares or Debt Securities or upon the exercise of Warrants or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to the Common Shares have been filed with the Commission in compliance with the Securities Act and the rule and regulations thereunder; (ii) the issuance of the Common Shares has been duly authorized by appropriate corporate action; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (iv) the Common Shares have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; (v) certificates representing the Common Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of Common Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares); and (vi) in the case of Common Shares issuable in exchange for or upon conversion of Preferred Shares or Debt Securities or upon the exercise of Warrants or issued as a component of Units, the actions in respect of such Preferred Shares, Debt Securities, Warrants or Units referred to in paragraph 2, 3, 4 or 5 hereof (as the case may be) have been completed, then, upon the happening of such events, such Common Shares will be validly issued, fully paid and nonassessable.

2. With respect to any offering of Preferred Shares, including Preferred Shares issuable in exchange for or upon conversion of Debt Securities or upon the exercise of Warrants or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to the Preferred Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) the issuance of the Preferred Shares has been duly authorized by appropriate corporate action; (iii) the Articles of Amendment establishing the terms of the Preferred Shares have been duly approved by appropriate corporate action, executed by duly authorized officers of the Company and filed by the Company with the Secretary of State of the State of Indiana, all in accordance with the laws of the State of Indiana; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Shares with terms so fixed have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; (vi) certificates representing the Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of Preferred Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares); and (vii) in the case of Preferred Shares issuable in exchange for or upon conversion of Debt Securities or upon the exercise of Warrants or issued as a component of Units, the actions in respect of such Debt Securities, Warrants or Units referred to in paragraph 3, 4 or 5 hereof (as the case may be) have been completed, then, upon the happening of such events, such Preferred Shares will be validly issued, fully paid and nonassessable.

V2X, Inc.	-3-	November 2, 2026

3. With respect to any series of Debt Securities, including any Debt Securities issuable upon the exercise of Warrants or issued as a component of Units, the Company is validly existing as a corporation and has the corporate power under Indiana law to create the Debt Securities and when (i) the execution of the Indenture has been duly authorized by the Company and the Trustee by appropriate corporate action; (ii) the Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee;  (iii) a prospectus supplement and any other offering material with respect to such series of Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Debt Securities and related matters and, if applicable, to authorize the execution and delivery of a supplement to, or an officer’s certificate delivered in accordance with, the Indenture with respect to such series of Debt Securities; (vi) if applicable, a supplement to, or an officer’s certificate delivered in accordance with, the Indenture with respect to such series of Debt Securities has been duly executed and delivered by the Company and the Trustee; (vii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action; and (viii) in the case of Debt Securities issuable upon the exercise of Warrants or issued as a component of Units, the actions in respect of such Warrants or Units referred to in paragraph 4 or 5 hereof (as the case may be) have been completed, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Debt Securities.

4. With respect to the Warrants, the Company is validly existing as a corporation and has the corporate power under Indiana law to create the Warrants, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement and the issuance of the Warrants; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iii) a prospectus supplement and any other offering material with respect to the Warrants have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement, any other relevant agreements and such corporate action; and (vi) in the case of Warrants issued as a component of Units, the actions in respect of such Units referred to in paragraph 5 hereof have been completed, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Warrants.

V2X, Inc.	-4-	November 2, 2026

5. With respect to the Units, the Company is validly existing as a corporation and has the corporate power under Indiana law to create the Units, and when (i) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement and the issuance of the Units; (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iii) a prospectus supplement and any other offering material with respect to the Units have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Unit Agreement, any other relevant agreements and such corporate action; and (vi) the corporate actions in respect of any Common Shares, Preferred Shares, Debt Securities or Warrants comprising such Units referred to in paragraph 1, 2, 3 or 4 hereof (as the case may be) have been completed, then, upon the happening of such events, the Company will have taken all of the corporate action required to create the Units.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain duly organized and validly existing under the laws of the State of Indiana, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (i) there will not have occurred any change in applicable law or in the Articles of Incorporation or By-Laws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing or validity of such Securities or Governing Documents, and (ii) no relevant corporate actions will have been modified or rescinded, (d) none of the particular terms of any Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor the compliance by the Company with the terms of such Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the corporate action related thereto, (g) the Company will have received legally sufficient consideration for all Securities, (h) the terms of the Securities will be established in conformity with the applicable Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the applicable Governing Documents, (i) any Securities issuable upon conversion, exchange or exercise of, or issued as a component of, any other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, (j) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, and (k) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Indiana Business Corporation Law, as amended.

V2X, Inc.	-5-	November 2, 2026

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures, including electronic signatures, appearing upon certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed, and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

The opinions set forth herein are limited to the laws of the State of Indiana, and we express no opinion as to the effect of any other laws.

We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. We authorize Paul Hastings LLP to rely upon this opinion letter as though it were addressed to them in connection with their opinion letter to be filed as Exhibit 5.2 to the Registration Statement. This opinion is rendered as of the date first written above and we assume no obligation to revise or supplement this opinion thereafter. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby imply or admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ FAEGRE DRINKER BIDDLE & REATH LLP
FAEGRE DRINKER BIDDLE & REATH LLP